UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                 Date of Report: April 29, 2002


                         _______________


                       EOG RESOURCES, INC.
     (Exact name of registrant as specified in its charter)



         Delaware              1-9743           47-0684736
      (State or other        (Commission     I.R.S. Employer
       jurisdiction             File       (Identification No.)
    of incorporation or        Number)
       organization)


         333 Clay
        Suite 4200                                77002
      Houston, Texas                            (Zip code)
   (Address of principal
    executive offices)


                          713/651-7000
      (Registrant's telephone number, including area code)

EOG RESOURCES, INC.

Item 9.  Regulation FD Disclosure

I.  Second Quarter and Full Year 2002
    ---------------------------------

     The forecasts for second quarter and full year 2002 set forth below for EOG Resources, Inc. (Company) are given as of the date of this document only and are based on currently available information and expectations.

     The Company does not provide guidance on other income, other expense, or gain or loss on sales of reserves and related assets unless specifically noted.

     Estimates are provided in the attached table.


II.  2002 Financial and Physical Contracts
     -------------------------------------

      The  outstanding  Natural Gas Price Swaps,  Natural  Gas
Physical Contracts and Crude Oil Price Swaps for 2002 were delineated in the Company's Form 8-K filing on March 19, 2002.


III.  Forward-Looking Statements
      --------------------------

     This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not guarantees of performance. Although the Company believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products and interest rates; the extent and effect of any hedging activities engaged in by the Company; the extent of the Company's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; political developments around the world, including terrorist activities and responses to such activities; and financial market conditions.
In light of these risks, uncertainties and assumptions, the events anticipated by the Company's forward-looking statements might not occur. The Company undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Definitions
-----------
     $/Bbl     US Dollars per barrel
     $/Mcf     US Dollars per thousand cubic feet
     $/Mcfe    US Dollars per thousand cubic feet equivalent
     MMcfd     Million cubic feet per day
     Mbd       Thousand barrels per day
     WTI       West Texas Intermediate
     MM        Millions
     NYMEX     New York Mercantile Exchange
     $MM       US Dollars in millions




                            SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   EOG RESOURCES, INC.

Date: April 29, 2002               By:   /s/ TIMOTHY K. DRIGGERS
                                      ----------------------------
                                         Timothy K. Driggers
                                      Vice President, Accounting
                                       and Land Administration
                                     (Principal Accounting Officer)

                               EOG Resources, Inc.
                                Estimated Ranges

                                                 2Q 2002        Full Year 2002
                                              -------------    -----------------
Daily Production
  Natural Gas (MMcfd)
   US                                           635 -  660        640 -   670
   Canada                                       145 -  155        150 -   160
   Trinidad                                     110 -  115        125 -   135
   Total                                        890 -  930        915 -   965

  Crude Oil (Mbd)
   US                                          19.5 - 21.5       19.5 -  21.0
   Canada                                       1.5 -  2.0        1.5 -   2.0
   Trinidad                                     1.5 -  2.0        1.9 -   2.5
   Total                                       22.5 - 25.5       22.9 -  25.5

  Natural Gas Liquids (Mbd)
   US                                           2.5 -  3.0        3.0 -   3.5
   Canada                                       0.5 -  1.0        0.5 -   1.0
   Total                                        3.0 -  4.0        3.5 -   4.5

Operating Costs
  Unit Costs ($/Mcfe)
   Lease and Well                             $0.43 - $0.46     $0.42 - $0.45
   Depreciation, Depletion and Amortization   $0.98 - $1.02     $0.98 - $1.02

Expenses ($MM)
  Exploration, Dry Hole and Impairment         40.0 - 45.0      130.0 - 150.0
  General and Administrative                   20.0 - 23.0       80.0 -  85.0
  Capitalized Interest                          2.0 -  2.5        8.0 -   9.0
  Net Interest                                 13.0 - 15.0       50.0 -  60.0

Taxes Other than Income (% of Revenue)          6.5 -  7.0        6.5 -   7.0

Taxes
  Effective Rate                                30% -  35%        30% -   35%
  Deferred Ratio                                65% -  85%        65% -   85%

Preferred Dividends ($MM)                       2.5 -  3.0       11.0 -  11.5

Shares Outstanding (MM) at March 31, 2002
  Basic                                       115.6
  Diluted (based on stock price of $40.56)    117.5

Capital Expenditures Excluding Acquisitions ($MM)
  North America                                                    635 -   675
  International                                                     65 -    75
  Total                                                            700 -   750

Pricing
  Natural Gas ($/Mcf)
   Differentials
     US - below NYMEX Henry Hub               $0.20 - $0.30      $0.10 - $0.20
     Canada - below NYMEX Henry Hub           $0.50 - $0.70      $0.30 - $0.60
   Realizations
     Trinidad                                         $1.26      $1.15 - $1.26

  Crude Oil ($/Bbl)
   Differentials
     US - below WTI                           $1.50 - $2.00      $1.50 - $2.00
     Canada - below WTI                       $3.00 - $4.00      $3.00 - $4.00
     Trinidad - below WTI                     $3.50 - $4.00      $3.50 - $4.00

